UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):   January 16, 2008
KIEWIT ROYALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)
NEBRASKA
(State or Other Jurisdiction of Incorporation)

000-10810 (Commission File Number)	47-6131402 (IRS Employer Identification No.)

Trust Division U.S. Bank National Association 1700 Farnam Street Omaha, Nebraska 68102 (Address of Principal Executive Offices)	68102 (Zip Code)
(402) 348-6000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Kiewit Royalty Trust (the “Trust”) is administered by officers and employees of U.S. Bank National Association which serves as trustee of the Trust (the “Trustee”). While, there are no specific persons employed by the Trustee having the full-time duty of administering the Trust, officers of the Trustee are from time to time designated to perform the functions of the chief executive officer and chief financial officer of the Trust.
     Effective January 16, 2008, Susan K. Rosburg ceased to perform the function of chief executive officer and chief financial officer of the Trust and Luke H. Paladino was appointed to perform the functions of chief executive officer and chief financial officer of the Trust. Mr. Paladino, age 30, has served as an officer of U.S. Bank National Association since January 9, 2008 and as Trust Officer of U.S. Bank National Association, Private Client Group, since September 2007. From May 2005 until September 2007, Mr. Paladino was Principal of Paladino Legal Group, P.C. L.LO., a law firm in Omaha, Nebraska, where he practiced estate planning, corporate and real estate law. Prior to that, Mr. Paladino was a Law Clerk at Pickens, Green & Gleason LLP, an Omaha law firm, from July 2002 to May 2004. Mr. Paladino received his J.D. from Creighton University School of Law in May 2004 and his B.A. from Rockhurst University in May 2000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 17, 2008
KIEWIT ROYALTY TRUST
By: U.S. Bank National Association in its
capacity as Trustee and not in its
individual capacity or otherwise

/s/ Luke H. Paladino
Name:	Luke H. Paladino
Title:	Trust Officer